Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Dryden US Equity Active Extension Fund:

We consent to the incorporation by reference in the registration statements (Nos. 811-04864 and 033-09269) on Form N-1A of Dryden US Equity Active Extension Fund (hereafter referred to as the “Fund”) of our report dated October 27, 2008, with respect to the statement of assets and liabilities of the Fund, including the portfolio of investments, as of August 31, 2008, and the related statements of operations, cash flows, changes in net assets and the financial highlights for the period December 27, 2007 (commencement of operations) through August 31, 2008, which appears in the August 31, 2008 annual report on Form N-CSR of the Fund.

We also consent to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

KPMG LLP

New York, New York

October 27, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Jennison Value Fund:

We consent to the incorporation by reference in the registration statements (Nos. 811-04864 and 033-09269) on Form N-1A of Jennison Value Fund (hereafter referred to as the “Fund”) of our report dated October 27, 2008, with respect to the statement of assets and liabilities of the Fund, including the portfolio of investments, as of August 31, 2008, and the related statement of operations for the year then ended, the statement of changes in net assets for the year ended August 31, 2008, for the ten month period ended August 31, 2007 and the year ended October 31, 2006, and the financial highlights for the year ended August 31, 2008, for the ten month period ended August 31, 2007 and for each of the years in the three-year period ended October 31, 2006, which appears in the August 31, 2008 annual report on Form N-CSR of the Fund.

We also consent to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

KPMG LLP

New York, New York

October 27, 2008